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As filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	400 Collins Road NE Cedar Rapids, Iowa 52498 (319) 295-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	52-2314475 (I.R.S. Employer Identification No.)

Robert J. Perna
Senior Vice President, General Counsel and Secretary
400 Collins Road NE
Cedar Rapids, Iowa 52498
(319) 295-1000
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

Michael J. Zeidel
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Debt securities

Common Stock, par value $0.01 per share

Preferred Stock, no par value

Warrants

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) and Form S-3 General Instruction II.E.

PROSPECTUS

Rockwell Collins, Inc.

Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Warrants to Purchase Preferred Stock

        We may offer, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific prices and terms of the securities being offered and the specific manner in which they will be offered in one or more supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you make your investment decision.

        We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. These securities also may be resold by selling securityholders, whether or not they own securities on the date hereof. We or the selling securityholders, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts and the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "COL". Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

        Investing in these securities involves certain risks. See "Risk Factors" on page 6 and in the documents incorporated by reference for information you should carefully consider before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

        This prospectus only provides you with a general description of the securities we may offer and the manner in which we may offer them. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the manner in which they will be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with the additional information described below under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference".

        We have not authorized anyone to provide you with different information from the information contained in or incorporated by reference in this prospectus, in any applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us. In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

        References in this prospectus to "Rockwell Collins", "we", "us" and "our" are to Rockwell Collins, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.rockwellcollins.com. The information contained on and linked from our Internet site is not incorporated by reference into this prospectus.

        You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

  •
  our Annual Report on Form 10-K for the year ended September 30, 2016;

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  our Quarterly Report on Form 10-Q for the quarter ended December, 2016;

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  our Current Reports on Form 8-K filed on October 24, 2016, October 27, 2016, December 22, 2016, January 10, 2017, February 6, 2017 and March 16, 2017;

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  all information in our proxy statement filed with the SEC on December 15, 2016 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 2016;

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  the description of our common stock contained in Item 11 of our Registration Statement on Form 10, as amended (File No. 001-16445), filed with the SEC pursuant to Section 12(b) of the Exchange Act; and

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  the financial statements of B/E Aerospace and notes related thereto contained in B/E Aerospace's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on October 28, 2016.

        Notwithstanding the foregoing, we are not incorporating any document or information furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents incorporated by reference into this prospectus (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents) at no cost to you by writing or telephoning us at the following address:

Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498
Attention: Office of the Corporate Secretary
(319) 295-1000

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement and documents that are incorporated by reference herein or therein contain statements, including certain projections and business trends, that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among other things, the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the "Risk Factors" sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

        You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

 THE COMPANY

        We design, produce and support communications and aviation systems for commercial and military customers and provide information management services through voice and data communication networks and solutions worldwide. The integrated system solutions and products we provide to our served markets are oriented around a set of core competencies: communications, navigation, automated flight control, displays/surveillance, simulation and training, integrated electronics and information management systems. We also provide a wide range of services and support to our customers through a worldwide network of service centers, including equipment repair and overhaul, service parts, field service engineering, training, technical information services and aftermarket used equipment sales. The structure of our business allows us to leverage these core competencies across markets and applications to bring high value solutions to our customers. We operate in multiple countries and are headquartered in Cedar Rapids, Iowa. Our Company's heritage is rooted in the Collins Radio Company, established in 1933. Rockwell Collins, Inc., the parent company, is incorporated in Delaware.

        Our principal executive offices are located at 400 Collins Road NE, Cedar Rapids, Iowa 52498, and our telephone number is (319) 295-1000. We maintain a website at https://www.rockwellcollins.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the information included and incorporated by reference in this prospectus and the applicable prospectus supplement before you decide to purchase these securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended September 30, 2016, as updated by periodic and current reports that we file with the SEC after the date of this prospectus.

        The occurrence of any of these risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline and you could lose all or part of your investment in these securities. Please also refer to the section above entitled "Cautionary Note Regarding Forward-Looking Statements".

 USE OF PROCEEDS

        Unless otherwise specified in an accompanying prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation, repayment of debt, acquisitions, investments, additions to working capital, share repurchases, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested before use.

        Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

 RATIO OF OUR EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Three Months Ended December 31, 2016	Fiscal Year Ended September 30,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	9	11	12	12	18	17

(1)
In computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, adjusted for income or loss attributable to minority interests in subsidiaries, undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. Fixed charges are defined as interest on borrowings (whether expensed or capitalized) and that portion of rental expense applicable to interest. Our ratio of earnings to combined fixed charges and preferred stock dividends for the periods above are the same as our ratio of earnings to fixed charges because we had no shares of preferred stock outstanding for the periods presented and currently have no shares of preferred stock outstanding.

 DESCRIPTION OF DEBT SECURITIES

        We may issue the debt securities offered by this prospectus under an existing indenture dated as of November 1, 2001, as supplemented as of December 4, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. We have summarized certain provisions of this indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus.

        We encourage you to carefully read the summary below, the applicable prospectus supplements and the indenture.

General

        Our existing indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time in one or more series. Under the indenture, we may issue debt securities with terms different from those of debt securities that we have previously issued. We may issue additional amounts of a series of debt securities without the consent of the holders of that series. The different series of debt securities issued under the indenture may have different dates for payments, different rates of interest and be denominated in different currencies.

        The applicable prospectus supplement will describe the terms of any series of debt securities being offered, including the following:

  •
  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;

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  the date or dates on which the principal (and any premium) will be payable;

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  any annual rate or rates, or the method of determining the rate or rates, at which the debt securities will bear interest;

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  the date or dates from which interest will accrue and the date or dates on which interest will be payable;

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  the place or places where payments will be made;

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  any provisions for redemption of the debt securities at our option;

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  any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

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  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

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  whether we will issue the debt securities as registered securities, bearer securities or both, and other terms with respect to bearer securities;

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  whether we will issue the debt securities in whole or in part in the form of global securities, the depositary for global securities and provisions for exchanging debt securities;

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  whether we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

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  any provision that would determine payments on the debt securities by reference to an index;

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  the person to whom we will pay any interest, if other than the record holder on the applicable record date;

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  the extent to which any interest payable on any temporary global security will be paid if other than in the manner provided in the indenture;

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  any changes in or additions to the events of default or covenants contained in the indenture;

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  any defeasance or covenant defeasance provisions;

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  the designation of the initial exchange rate agent, if applicable;

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  any conversion or exchange features of the debt securities;

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  the identity of the trustee, authenticating agent, security registrar and/or paying agent, if other than the trustee; and

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  any other terms of the debt securities (which will not conflict with the terms of the indenture).

        We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any material special U.S. federal income tax considerations or other material special considerations applicable to debt securities we sell at an original issue discount, we will describe them in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement any material special U.S. federal income tax considerations and any other material special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit other indebtedness or securities which we may incur or issue. The indenture does not contain financial or similar restrictions on us, except as described under "—Certain Covenants". Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described under "—Certain Covenants" below or as may be made applicable to the debt securities as described in the applicable prospectus supplement, there are no covenants or other provisions that may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us or any similar occurrence.

Form, Denominations, Transfer and Exchange

        We may issue debt securities as registered securities, bearer securities or as both registered securities and bearer securities. Unless we indicate otherwise in the applicable prospectus supplement, we will issue registered securities denominated in U.S. dollars in multiples of $1,000 and bearer securities denominated in U.S. dollars in multiples of $10,000. The indenture provides that we may issue debt securities in global form. Please see "—Global Securities" below. Unless otherwise indicated in the applicable prospectus supplement, bearer securities (other than global securities) will have interest coupons attached.

        You may surrender debt securities for exchange and registered securities for registration of transfer in the manner, at the places and subject to the restrictions set forth in the applicable prospectus supplement. This may be done without service charge but we may require payment of related taxes or other governmental charges. Bearer securities and the attached coupons will be transferable by delivery.

Global Securities

        We may issue the debt securities of any series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary that we identify in the applicable prospectus supplement and that we may register in the name of the depositary or the depositary's nominee. We may issue global securities in fully registered or bearer form and in either temporary or permanent form.

        We anticipate that the following provisions will generally apply to depository arrangements. We will describe in the applicable prospectus supplement whether all or any part of the debt securities will be issued in the form of one or more global securities.

        Upon the issuance of a registered global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of institutions that have accounts with the depositary (those institutions with accounts with the depositary are referred to in this prospectus as participants). These accounts will be designated by the underwriters, dealers or agents engaging in the distribution of the debt securities or by us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

        Unless otherwise specified in the applicable prospectus supplement, payment of principal of, premium, if any, and any interest on debt securities represented by any registered global security will be made to the depositary or its nominee, as the sole registered owner and the sole holder of the debt securities. Neither we, the trustee nor any agents of us or the trustee will be responsible for any aspect of the depositary's records or any participant's records relating to, or payments made by the depositary or any participants on account of, beneficial ownership interests in a registered global security representing any debt securities. Neither we, the trustee nor any agents of us or the trustee will be responsible or liable for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment in respect of any registered global security, immediately will credit the participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name". Those payments will be the sole responsibility of those participants.

        If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of the series to participants in exchange for the global security or securities representing the series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global securities. In that event, we will issue individual debt securities of the series to participants in exchange for the global security or securities representing the series of debt securities.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, the place of payment for a series of debt securities issuable solely as registered securities will be New York, New York and we have designated an office of the trustee for this purpose. At our option, we may make interest payments on registered securities by:

  •
  check mailed to the address of the person that appears in the security register, or

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  transfer to an account located in the United States maintained by the person that is specified in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

        We may from time to time designate additional offices or agencies for payment with respect to any debt securities. We may also from time to time change the location of any of the offices or agencies and rescind the designation of any of the offices or agencies.

        All moneys we deposit with the trustee or any paying agent for the payment on any debt security or any related coupon that remains unclaimed at the end of two years after the payment is due and payable will be repaid to us, in which case the holder of the debt securities or coupons will look only to us for that payment.

Convertible Debt Securities

        The terms and conditions upon which any convertible debt securities of a series may be converted into shares of our capital stock, including the initial conversion price or rate and the conversion period, and other related provisions, will be set forth in the applicable prospectus supplement. Please see "Description of Capital Stock".

Certain Covenants

        Definitions.    The following is a summary of certain defined terms used in the restrictive covenants contained in the indenture. We refer you to the indenture for a full description of all of these terms, as well as any other terms used for which no definition is provided.

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  "Funded debt" means:

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  indebtedness for money borrowed having a maturity of more than 12 months;

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  certain obligations in respect of lease rentals; and

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  the higher of the par value or liquidation value of preferred stock of a restricted subsidiary that is not owned by us or a wholly-owned restricted subsidiary,

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  provided that funded debt does not include certain debt subordinate to the debt securities.

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  "Principal property" includes any real property (including buildings and other improvements) of ours or a restricted subsidiary, owned at or acquired after November 1, 2001 (other than any pollution control facility, cogeneration facility or small power production facility), which:

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  has a book value in excess of 5% of shareowners' equity; and

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  in the opinion of our board of directors or committee thereof is of material importance to the total business conducted by us and our restricted subsidiaries as a whole.

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  "Restricted subsidiary" means any of our subsidiaries that is not an unrestricted subsidiary. "Unrestricted subsidiary" means any of our subsidiaries that we designate as an unrestricted subsidiary. We may from time to time designate any restricted subsidiary as an unrestricted subsidiary and any unrestricted subsidiary as a restricted subsidiary; provided that:

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  we may not designate a subsidiary as an unrestricted subsidiary unless at the time of the designation the subsidiary does not own, directly or indirectly, any capital stock of any restricted subsidiary or any funded debt or secured debt of ours or any of our restricted subsidiaries; and

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  we may not designate a subsidiary as restricted or unrestricted unless, immediately after the designation, no default or event of default under the indenture will exist.

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  Unrestricted subsidiaries will not be restricted by the various provisions of the indenture applicable to restricted subsidiaries.

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  "Sale and lease-back transaction" means, subject to certain exceptions, sales or transfers of any principal property owned by us or any restricted subsidiary which has been in full operation for more than 180 days prior to the sale or transfer, where we have or the restricted subsidiary has the intention of leasing back the property for more than 36 months but discontinuing the use of the property on or before the expiration of the term of the lease.

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  "Secured debt" means indebtedness for money borrowed (other than indebtedness among us and our restricted subsidiaries) that is secured by a mortgage or other lien on any of principal properties of ours or a restricted subsidiary or a pledge, lien or other security interest on the stock or indebtedness of a restricted subsidiary.

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  "Shareowners' equity" means, at any date of computation, the aggregate of capital stock, capital surplus and earned surplus, after deducting the cost of shares of our capital stock held in treasury, of ours and the restricted subsidiaries, as consolidated and determined in accordance with generally accepted accounting principles.

        Limitations on Liens.    We and our restricted subsidiaries may not create, incur, assume or suffer to exist any secured debt without equally and ratably securing the outstanding debt securities. These restrictions do not apply to:

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  secured debt existing at November 1, 2001;

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  liens on property acquired or constructed after November 1, 2001 by us or a restricted subsidiary and created at the time of, or within 12 months after, the acquisition or the completion of the construction to secure all or any part of the purchase price of the property or to secure all or part of the cost of the construction;

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  mortgages on property created within 12 months of completion of construction of a new plant or plants on the property to secure all or part of the cost of the construction;

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  liens on property existing at the time the property is acquired;

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  liens on stock acquired after November 1, 2001 if the aggregate cost of all stock subject to those liens does not exceed 10% of shareowners' equity;

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  liens securing indebtedness of a successor corporation of ours to the extent the successor is permitted by the indenture;

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  liens securing indebtedness of a restricted subsidiary outstanding at the time it became a restricted subsidiary;

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  liens securing indebtedness of any person outstanding at the time it is merged with or substantially all its properties are acquired by us or any restricted subsidiary;

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  liens on property or on the outstanding shares or indebtedness of a corporation existing at the time the corporation becomes a restricted subsidiary;

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  liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement with any federal, state or municipal government or other governmental body or agency;

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  extensions, renewals or replacements of the foregoing permitted liens to the extent of their original amounts;

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  liens in connection with government and certain other contracts;

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  certain liens in connection with taxes or legal proceedings;

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  certain other liens not related to the borrowing of money; and

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  liens in connection with sale and lease-back transactions as described under "—Limitations on Sale and Lease-Back Transactions".

        In addition, we and our restricted subsidiaries may have secured debt without equally and ratably securing the outstanding debt securities if the sum of:

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  the amount of the secured debt, plus

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  the aggregate value of sale and lease-back transactions (subject to certain exceptions) described below, does not exceed 10% of shareowners' equity.

        Limitations on Sale and Lease-Back Transactions.    We and our restricted subsidiaries may not enter into sale and lease-back transactions unless:

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  we or our restricted subsidiaries are entitled to incur secured debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the outstanding debt securities; or

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  an amount equal to the greater of net proceeds of the sale or fair value of the property sold as determined by our board of directors is applied within 180 days of the transaction:

  •
  to the retirement of consolidated funded debt or indebtedness or ours or a restricted subsidiary that was funded debt at the time it was created; or

  •
  to the purchase of other principal property having a value at least equal to the greater of the amounts; or

  •
  the sale and lease-back transaction was an industrial revenue bond, pollution control bond or similar financing arrangement with any federal, state, municipal government or other governmental body or agency.

        Limitations on Certain Consolidations, Mergers and Sales of Assets.    We may not consolidate with or merge into any other entity or transfer our property and assets substantially as an entirety to any other entity, unless:

  •
  the surviving entity formed by the consolidation, into which we merge or that acquires our property and assets is an entity organized and existing under the laws of the United States, or any state of the United States, and assumes our obligations on the debt securities and any coupons,

  •
  immediately after giving effect to the transaction, no default or event of default under the indenture will have occurred or be continuing, and

  •
  other conditions specified in the indenture are satisfied.

        If we consolidate with or merge into any other entity or we transfer our property and assets substantially as an entirety to any other entity, the successor entity will be substituted as obligor under the indenture and thereafter we will be relieved of all obligations and covenants under the indenture, the debt securities and any coupons. The indenture also provides that if we consolidate with or merge into any other entity or we transfer our property and assets substantially as an entirety to any other entity, and as a result any principal property owned by us or a restricted subsidiary would become subject to any mortgage or lien not otherwise permitted by the indenture, we will prior to the transaction secure the debt securities, equitably and ratably with any of our other indebtedness then entitled to be so secured, by a direct lien on the principal property and certain other properties.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under the indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the indenture.

        The applicable prospectus supplement will state if any defeasance provisions apply to any series of debt securities.

        The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from most of our obligations with respect to any outstanding series of debt securities, or (b) to be released from our obligations under most of our restrictive covenants, including those described above under "Certain Covenants". We call the first election "legal defeasance" and the second election "covenant defeasance". To make either election, we must:

  •
  deposit in trust with the trustee enough of any combination of money or securities evidencing U.S. government obligations to pay the principal of and any premium and any interest on the outstanding debt securities;

  •
  if we have deposited securities for purposes of the defeasance, deliver to the trustee a certificate of independent certified public accountants stating that the securities mature and bear interest at such times as will, together with the deposited money, provide a sufficient amount to pay the principal of and any premium and any interest on the outstanding debt securities; and

  •
  deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the IRS or a change in law to that effect.

Modification of Indenture and Waiver of Certain Covenants

        Without the consent of the holders of the debt securities of each series affected, we and the trustee may execute a supplemental indenture for limited purposes, including adding to our covenants or events of default, curing ambiguities, appointing a successor trustee and other changes that do not adversely affect the rights of a holder of debt securities.

        With the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected, we and the trustee may also execute a supplemental indenture to change the indenture or modify the rights of the holders of debt securities of any series, but, without the consent of the holder of each outstanding debt security affected, a supplemental indenture may not, among other things:

  •
  change the maturity of principal of or interest, if any, on any debt security;

  •
  reduce the principal amount of or the rate of interest, if any, on any debt security or any premium payable on redemption of the debt security; or

  •
  reduce the percentage of holders of debt securities of that series whose consent is required to authorize any supplemental indenture.

        The holders of a majority in principal amount of outstanding debt securities of any series may waive our compliance with certain covenants in the indenture with respect to debt securities of that series.

        The indenture provides that in determining whether the holders of the required principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security deemed outstanding will be the amount of the principal due and payable upon acceleration of the maturity of the debt security;

  •
  the principal amount of any indexed security deemed outstanding will be the principal face amount of the indexed security at original issuance unless otherwise provided by the indenture;

  •
  the principal amount of a security denominated in one or more foreign currencies will be deemed to be the U.S. dollar equivalent; and

  •
  securities owned by us or any other obligor upon the securities or any affiliate of ours or of the obligor will be disregarded and deemed not to be outstanding.

Defaults and Certain Rights on Default

        An "event of default" with respect to any series of debt securities is defined in the indenture as any of the following:

  •
  default for 30 days in payment of any interest on the debt securities of the series;

  •
  default in payment of principal of or premium, if any, on the debt securities of the series at maturity;

  •
  default for 90 days after notice in performance of any other covenant in the indenture;

  •
  certain events of bankruptcy, insolvency, receivership or reorganization relating to us; or

  •
  any other event of default applicable to a particular series of debt securities and described in the applicable prospectus supplement.

        An event of default with respect to debt securities of a particular series does not necessarily constitute an event of default with respect to any other series. We will furnish to the trustee annually a written statement as to the fulfillment of our obligations under the indenture. If an event of default occurs and is continuing with respect to any series of debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal amount of all the debt securities of the series to be due and payable. The holders of a majority in principal amount of outstanding debt securities of the series may, under certain circumstances, rescind that declaration.

        Subject to the provisions of the indenture relating to the duties of the trustee if an event of default occurs and is continuing, the trustee is not obligated to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders offer to the trustee security or indemnity reasonably satisfactory to it.

        Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of the series.

        The holders of a majority in principal amount of outstanding debt securities of any series may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or any interest on the debt securities of the series.

Governing Law

        New York law governs the indenture, the debt securities and any coupons.

Concerning the Trustee

        Affiliates of The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, are among the banks with which we maintain ordinary banking relationships and with which we maintain credit facilities.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock, as amended or superseded by any applicable prospectus supplement, includes a summary of certain provisions of our restated certificate of incorporation, as amended, and our amended and restated by-laws. This description is subject to the detailed provisions of, and is qualified by reference to, our restated certificate of incorporation and our amended and restated by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

        We are authorized to issue (1) 1,000,000,000 shares of common stock, par value $0.01 per share, and (2) 25,000,000 shares of preferred stock, without par value, of which our board of directors has designated 2,500,000 shares as Series A Junior Participating Preferred Stock. The authorized shares of our common stock and preferred stock are available for issuance without further action by our shareowners, unless the action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareowners is not so required, our board of directors may determine not to seek shareowner approval.

Common Stock

        Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

        Each holder of our common stock is entitled to one vote for each share of common stock outstanding in the holder's name. No holder of common stock is entitled to cumulate votes in voting for directors. Our restated certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of our common stock has any right to purchase or subscribe for any stock of any class which we may issue or sell.

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

Preferred Stock

        Our restated certificate of incorporation permits us to issue up to 25,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors in a certificate of designation without any further action by our shareowners. Our board of directors has designated 2,500,000 shares of our preferred stock as Series A Junior Participating Preferred Stock. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of any other series will be fixed by a certificate of designation relating to the series, which will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the specified designation;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of shares of the series;

  •
  the liquidation preference, if any;

  •
  the terms and conditions, if any, on which shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the restrictions on the issuance of shares of the same series or any other class or series; and

  •
  the voting rights, if any, of shares of the series.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that, depending on the terms of the series, could impede the completion of a merger, tender offer or other takeover attempt.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement are not complete. You should refer to the certificate of designation relating to the applicable series of preferred stock for complete information. The applicable prospectus supplement also will contain a description of certain material United States federal income tax consequences relating to the preferred stock.

  Series A Junior Participating Preferred Stock

        Our restated certificate of incorporation authorizes us to issue up to 2,500,000 shares designated as "Series A Junior Participating Preferred Stock", none of which are outstanding as of the date hereof. The Series A Junior Participating Preferred Stock was created in connection with our shareholder rights plan which is now expired.

        Holders of Series A Junior Participating Preferred Stock are entitled, in preference to holders of common stock, to such dividends as our board of directors may declare out of funds legally available for the purpose. Each share of Series A Junior Participating Preferred Stock is entitled to a minimum preferential quarterly dividend payment of $1 per share but is entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, voting together with common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions. Series A Junior Participating Preferred Stock is not redeemable.

        Because of the nature of the Series A Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of a one one-hundredth interest in a share of Series A Junior Participating Preferred Stock should approximate the value of one share of common stock.

Certain Provisions in Our Restated Certificate of Incorporation and Amended By-Laws

        Our restated certificate of incorporation and amended and restated by-laws contain various provisions that may have the effect of rendering unsolicited or hostile attempts to acquire control of us more difficult. These provisions could discourage transactions that might lead to a change of control of us.

        Our restated certificate of incorporation provides that the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes. Each class consists as nearly as possible of an equal number of directors. The term of the successors of each class of directors expires three years from the year of election. Directors elected by shareowners at each annual meeting of shareowners are elected by a plurality of all votes cast. Directors may be removed from office, but only for cause and only by the affirmative vote of the holders of not less than

80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

        Our restated certificate of incorporation contains a fair price provision pursuant to which a business combination, as defined in our restated certificate of incorporation, between us or one of our subsidiaries and an interested shareowner, as defined in our restated certificate of incorporation, requires approval by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by at least two-thirds of the continuing directors, as defined in our restated certificate of incorporation, or certain fair price criteria and procedural requirements specified in the fair price provision are met. If either the requisite approval of our board of directors or the fair price criteria and procedural requirements were met, the business combination would be subject to the voting requirements otherwise applicable under the Delaware General Corporation Law, which for most types of business combinations currently would be the affirmative vote of the holders of a majority of all of our outstanding shares of stock entitled to vote thereon. Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the amendment, repeal or adoption is approved by at least two-thirds of the continuing directors, in which case the provisions of the Delaware General Corporation Law would require the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon.

        Our restated certificate of incorporation and amended by-laws provide that a special meeting of shareowners may be called only by a resolution adopted by a majority of the entire board of directors. Shareowners are not permitted to call, or to require that the board of directors call, a special meeting of shareowners. Moreover, the business permitted to be conducted at any special meeting of shareowners is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our restated certificate of incorporation provides that any action taken by our shareowners must be effected at an annual or special meeting of shareowners and may not be taken by written consent instead of a meeting. Our amended by-laws establish an advance notice procedure for shareowners to nominate candidates for election as directors or to bring other business before meetings of our shareowners.

        Our restated certificate of incorporation provides that the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our restated certificate of incorporation with respect to:

  •
  the election of directors;

  •
  the right to call a special shareowners meeting;

  •
  the right to act by written consent;

  •
  amending our restated certificate of incorporation or amended by-laws; or

  •
  the right to adopt any provision inconsistent with the preceding provisions.

In addition, our restated certificate of incorporation provides that our board of directors may make, alter, amend and repeal our amended by-laws and that the amendment or repeal by shareowners of our amended by-laws would require the affirmative vote of at least 80% of the voting power described above, voting together as a single class.

        Our amended and restated by-laws provides that unless we consent in writing to an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us,

(ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareowners, (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware (the "DGCL") or our restated certificate of incorporation or amended and restated by-laws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants.

 DESCRIPTION OF WARRANTS

        The following summarizes the terms of the debt warrants, common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a warrant agreement that we will enter into with a warrant agent we select at the time of issue.

General

        We may issue warrants evidenced by warrant certificates under the warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer warrants, the applicable prospectus supplement will describe the terms of the warrants, including:

  •
  the offering price, if any;

  •
  the principal amount of debt securities or the number of shares of common or preferred stock purchasable upon exercise of one warrant and the price at which the principal amount of debt securities or shares, as applicable, may be purchased upon exercise;

  •
  in the case of debt warrants, the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

  •
  in the case of debt warrants, if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  in the case of preferred stock warrants, if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the dates on which the right to exercise the warrants begins and expires;

  •
  certain material United States federal income tax consequences;

  •
  call provisions, if any;

  •
  the currencies in which the offering price and exercise price are payable;

  •
  if applicable, the antidilution provisions of the warrants; and

  •
  the name of any warrant agent.

        After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

Rights as Holders of Debt Securities

        Debt warrant holders, as such, will not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders will not be entitled to payments of principal of and interest, if any, on the debt securities.

No Rights as Shareowners

        Holders of stock warrants, as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as shareowners with respect to any meeting of shareowners, or to exercise any rights whatsoever as shareowners of Rockwell Collins.

 SELLING SECURITYHOLDERS

        These securities also may be resold by selling securityholders, whether or not they own securities on the date hereof. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

 PLAN OF DISTRIBUTION

        We or the selling securityholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters', brokers', dealers' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchange or markets on which the securities may be listed; and

  •
  other material terms of the offering.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        In addition to selling its common stock under this prospectus, a selling securityholder may:

  •
  transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

  •
  sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

  •
  sell its common stock by any other legally available means.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 VALIDITY OF THE SECURITIES

        Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        Our consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule of B/E Aerospace, Inc. and subsidiaries, incorporated in this prospectus by reference from B/E Aerospace, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017, and the effectiveness of B/E Aerospace, Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by the registrant in connection with the distribution of securities registered under this registration statement.

Securities and Exchange Commission registration fee	$	*
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Trustee fees and expenses		**
Legal fees and expenses		**
Printing and engraving fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*
Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the amount of securities offered and the number of offerings and accordingly are not presently known and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of the registrant's restated certificate of incorporation, as amended, and the registrant's amended and restated by-laws.

        The DGCL permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The registrant's restated certificate of incorporation, as amended, provides that its directors are not liable to the registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

        The DGCL provides for indemnification of directors, officers, employees and agents, subject to limitations. The registrant's amended and restated by-laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. The registrant's directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

        In addition, the registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by the agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which registrant or those persons may be required to make in respect thereof.

Item 16.    Exhibits.

        The Exhibits to this registration statement are listed in the Exhibit Index on page II-6.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)
That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa on March 16, 2017.

ROCKWELL COLLINS, INC.
By:	/s/ ROBERT J. PERNA
Robert J. Perna
Senior Vice President, General Counsel and Secretary

        In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date stated. Each person whose signature appears below constitutes and appoints Robert J. Perna and Patrick E. Allen, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 16, 2017:

Signature	Title

/s/ ROBERT K. ORTBERG Robert K. Ortberg	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ ANTHONY J. CARBONE Anthony J. Carbone	Director
/s/ CHRIS A. DAVIS Chris A. Davis	Director
/s/ RALPH E. EBERHART Ralph E. Eberhart	Director

Signature	Title

/s/ JOHN A. EDWARDSON John A. Edwardson	Director
/s/ DAVID LILLEY David Lilley	Director
/s/ ANDREW J. POLICANO Andrew J. Policano	Director
/s/ CHERYL L. SHAVERS Cheryl L. Shavers	Director
/s/ JEFFREY L. TURNER Jeffrey L. Turner	Director
/s/ PATRICK E. ALLEN Patrick E. Allen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ TATUM J. BUSE Tatum J. Buse	Vice President, Finance and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.		Description of Exhibits
1	*	Form of Underwriting Agreement

2	†	Agreement and Plan of Merger, dated as of October 23, 2016, by and among Rockwell Collins, Inc., Quarterback Merger Sub Corp. and B/E Aerospace, Inc. filed as Exhibit 2.1 to the registrant's Current Report on Form 8-K dated October 23, 2016, is incorporated herein by reference

4.a.1		Restated Certificate of Incorporation of the registrant, as amended, filed as Exhibit 3-a-1 to the registrant's Annual Report on Form 10-K for year ended September 30, 2001, is incorporated herein by reference

4.a.2		Certificate of Merger effecting name change of the registrant from "New Rockwell Collins, Inc." to "Rockwell Collins, Inc.", filed as Exhibit 3-a-2 to the registrant's Annual Report Form 10-K for year ended September 30, 2001, is incorporated herein by reference

4.a.3		Amended and Restated By-Laws of the registrant, filed as Exhibit 3-b-1 to the registrant's Current Report on Form 8-K dated April 20, 2016, is incorporated herein by reference

4.b.1		Indenture dated as of November 1, 2001 between the registrant and Citibank, N.A., as Trustee, filed as Exhibit 4.b.1 to the registrant's Registration Statement on Form S-3 (No. 333-72914), is incorporated herein by reference

4.b.2		Supplemental Indenture dated as of December 4, 2006 between the registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as incoming trustee), filed as Exhibit 4-a-4 to the registrant's Current Report on Form 8-K dated November 9, 2006, is incorporated herein by reference

4.c.1	*	Form of Debt Securities

4.c.2	*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities

4.c.3	*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock

4.c.4	*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock

5		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12		Statement re: Computation of Ratio of Earnings to Fixed Charges

23.a		Consent of Deloitte & Touche LLP, independent registered public accounting firm of Rockwell Collins, Inc.

23.b		Consent of Deloitte & Touche LLP, independent registered public accounting firm of B/E Aerospace, Inc.

23.c		Consent of Skadden, Arps, Slate, Meagher & Flom LLP, contained in its opinion filed as Exhibit 5 to this registration statement

25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture

*
To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.